UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2015

Atlas Resource Partners, L.P.

(Exact name of registrant as specified in its chapter)

Delaware	1-35317	45-3591625
(State or other jurisdiction or incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Park Place Corporate Center One 1000 Commerce Drive, Suite 400 Pittsburgh, PA	15275
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 800-251-0171

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On November 13, 2015, Atlas Resource Partners, L.P. (the “Partnership”) entered into a Distribution Agreement (the “Distribution Agreement”) with MLV & Co. LLC (“MLV”) and FBR Capital Markets & Co. (“FBR” and, together with MLV, the “Agents”).

Pursuant to the Distribution Agreement, the Partnership may sell from time to time to or through the Agents the Partnership’s 8.625% Class D Cumulative Redeemable Perpetual Preferred Units (the “Class D Preferred Units”) and 10.75% Class E Cumulative Redeemable Perpetual Preferred Units (the “Class E Preferred Units” and together with the Class D Preferred Units, the “Units”) having an aggregate offering price of up to $100 million. Sales of Units, if any, may be made in negotiated transactions or transactions that are deemed to be “at-the-market” offerings as defined in Rule 415 of the Securities Act of 1933, as amended, including sales made to or through a market maker other than on an exchange or through an electronic communications network and sales made directly on the New York Stock Exchange, the existing trading market for the Units. Under the terms of the Distribution Agreement, the Partnership may sell Units from time to time to each Agent as principal for its respective account at a price equal to 97.0% of the volume weighted average price of the Class D Preferred Units or Class E Preferred Units, as applicable, on the date of sale. Upon the sale of Units to an Agent as principal, the Partnership and such Agent will enter into separate terms agreement with respect to such sale.

The Units may also be offered by the Sales Agent as agents for the Partnership at negotiated prices or prevailing market prices at the time of sale. The Partnership will pay each Agent a commission on Units sold by it in an agency capacity, which shall not be more than 3.0% of the gross sales price of Units sold through the Agent as agent for the Partnership.

A copy of the Distribution Agreement is attached as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference herein. The description of the Distribution Agreement does not purport to be complete and is qualified in its entirety by reference to the Distribution Agreement filed herewith.

The securities will be issued pursuant to the Partnership’s registration statement on Form S-3 (File No. 333-203800), which was declared effective on August 5, 2015, and one or more prospectus supplements thereto.

Item 1.02. Termination of a Material Definitive Agreement.

On August 19, 2015, the Partnership entered into a Distribution Agreement (the “Prior Distribution Agreement”) with MLV pursuant to which the Partnership could sell from time to time through MLV Units having an aggregate offering price of up to $100 million.

On November 6, 2015, the Partnership notified MLV of the termination of the Prior Distribution Agreement to MLV, which termination was effective as of the close of business on November 9, 2015 (the “Termination Date”). The Partnership did not incur any termination penalties as a result of its termination of the Prior Distribution Agreement.

Any Units issued pursuant to the Prior Distribution Agreement were issued under the Partnership’s registration statement on Form S-3 (File No. 333-203800), which was declared effective on August 5, 2015, and the prospectus supplement thereto filed by the Partnership with the Securities and Exchange Commission on August 19, 2015 (the “Prospectus Supplement”). Immediately prior to the termination of the Prior Distribution Agreement, there was $98,836,432 of Units unsold and available for issuance under the Prospectus Supplement pursuant to the Prior Distribution Agreement. The termination of the Prior Distribution Agreement terminated any future sales of Units under the Prospectus Supplement.

A description of the terms and conditions of the Prior Distribution Agreement is set forth in the Partnership’s Current Report on Form 8-K filed on August 19, 2015 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) The following exhibits are included with this report:

Exhibit No.	Exhibit Description

1.1	Distribution Agreement dated as of November 13, 2015, between Atlas Resource Partners, L.P., MLV & Co. LLC and FBR Capital Markets & Co.

1.2	Distribution Agreement dated as of August 19, 2015, between Atlas Resource Partners, L.P. and MLV & Co. LLC.(1)

5.1	Opinion of Ledgewood, P.C.

8.1	Opinion of Ledgewood, P.C. as to certain tax matters

23.1	Consent of Ledgewood, P.C. (included in Exhibit 5.1)

23.2	Consent of Ledgewood, P.C. (included in Exhibit 8.1)

(1)	Previously filed as an exhibit to the Atlas Resource Partners, L.P. Form 8-K filed on August 19, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atlas Resource Partners, L.P. By: Atlas Energy Group, LLC, its general partner

Date: November 13, 2015		/s/ Jeffrey Slotterback
	Name:	Jeffrey Slotterback
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description

1.1	Distribution Agreement dated as of November 13, 2015, between Atlas Resource Partners, L.P., MLV & Co. LLC and FBR Capital Markets & Co.

1.2	Distribution Agreement dated as of August 19, 2015, between Atlas Resource Partners, L.P. and MLV & Co. LLC.(1)

5.1	Opinion of Ledgewood, P.C.

8.1	Opinion of Ledgewood, P.C. as to certain tax matters

23.1	Consent of Ledgewood, P.C. (included in Exhibit 5.1)

23.2	Consent of Ledgewood, P.C. (included in Exhibit 8.1)

(1)	Previously filed as an exhibit to the Atlas Resource Partners, L.P. Form 8-K filed on August 19, 2015.